UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2007

Intelligentias, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-124460	20-1703887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Twin Dolphin Drive, 6th Floor Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (650) 632-4526

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company engaged a new independent registered public accounting firm in July 2007. On August 17, 2007, the Company’s board of directors concluded, after consultation with management and independent registered public accounting firm, that the Company’s financial statements for the quarter ended March 31, 2007 and the year ended December 31, 2006 should no longer be relied upon because of an error in those financial statements.

The error relates to the accounting treatment that the Company applied with respect to the convertible long-term debt and accompanying warrants that the Company issued in a private placement transaction in December 2006, which transaction is briefly described below and is also described in further detail in previous Commission filings made by the Company, including Form 8-K filings made on December 6, 2006 and December 19, 2006. The Company intends to prepare amendments to our annual report on Form 10-KSB for the year ended December 31, 2006 and the quarterly report on Form 10-QSB for the quarter ended March 31, 2007.

In the December 2006 financing transaction, the Company issued a convertible note and warrants to purchase 9 million shares of the Company’s common stock for gross proceeds of $8 million. The Company concluded that both the conversion option and warrants qualified for equity classification under the relevant accounting literature. The Company calculated an initial aggregate fair market value for the conversion feature and warrants and allocated the proceeds on a relative fair value basis resulting in a debt discount of $8 million. The value of the warrants was not subsequently adjusted to fair value. However, on August 16, 2007, the Company concluded, after further review of relevant accounting literature including paragraphs 12-31 or Emerging Issues Task Force Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock”, that the warrants did not qualify for equity classification due to a provision in the warrant agreement required cash settlement in the event of a change in control and should have been initially recorded as a derivative warrant liability at its estimated fair value (rather than on a relative fair value basis) with subsequent fair value adjustments to the liability recorded through earnings. Accordingly, the Company anticipates that the restated financial statements will include an additional non-cash charge to other income and expense of approximately $6.5 million and $4.0 million for the quarter ended March 31, 2007 and the year ended December 31, 2006, respectively, with a corresponding increase in the net loss reported for each period. Additionally, the Company anticipates that the restated financial statements will reflect an increase to current liabilities of $10.3 million and $9.3 million as of March 31, 2007 and December 31, 2006, respectively, related to the derivative warrant liability.

The Company’s Chief Executive Officer and the Board of Directors have discussed the matters set forth above with the Company’s independent accountants.

The Company Form 10-QSB for the quarter ended June 30, 2007 filed August 20, 2007 was prepared following the correct accounting guidance as outlined above and has been adjusted to reflect the historical impact of the required restatement adjustments. The Company is in the process of preparing the restated Form 10-QSB for the quarter ended March 31, 2007 and the Form 10-KSB for the year ended December 31, 2006 and expects to file amended reports by August 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENTIAS, INC.
(Registrant)

Signature	Title	Date

/s/ Lewis Moorehead	Chief Financial Officer	August 17, 2007
Lewis Moorehead

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